EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the AES Corporation’s Registration Statements (Form S-8 No. 333-179701, No. 333-82306, No. 333-115028, No. 333-135128, No. 333-156242, and No. 333-233037) pertaining to the Employees’ Thrift Plan of Indianapolis Power & Light Company of our report dated June 24, 2020, with respect to the financial statements and schedule of the Employees’ Thrift Plan of Indianapolis Power & Light Company included in this Annual Report (Form 11-K) for the year ended December 31, 2019.
/s/ ERNST & YOUNG LLP
Indianapolis, Indiana
June 24, 2020

SIGNATURES

        The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYEES’ THRIFT PLAN OF INDIANAPOLIS POWER & LIGHT COMPANY
          By the Plan Administrator:

EMPLOYEES’ PENSION & BENEFITS COMMITTEE OF INDIANAPOLIS POWER & LIGHT COMPANY

          By: /s/ Andrew Pezzino
           Andrew Pezzino
Committee Chair

DATE: June 24, 2020